Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports 2004 Fourth Quarter

And Year-end Results

Irving, TX – March 4, 2005 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the fourth quarter and year ended December 31, 2004 ahead of previously issued guidance.

Summary Reported 2004 Fourth Quarter and Year-end Highlights:

Total net revenue for the 2004 fourth quarter was $70.5 million, an increase of 19.5% over net revenue of $59.0 million in the 2003 fourth quarter. Nexstar’s previous guidance, issued on November 4, 2004, was for 2004 total net revenue to be approximately $66.0 to $68.0 million, or an increase of approximately 12.0% - 15.0%. For the full year, Nexstar’s total net revenue increased 14.7% to $245.7 million from $214.3 million in 2003.

The following table summarizes reported highlights for the three and twelve-month periods ended December 31, 2004:

Summary 2004 Highlights:

(dollars and shares in millions, except per share data)

	Three Months Ended December 31,		Change	Twelve Months Ended December 31,		Change
	2004	2003		2004	2003
Gross local and national advertising revenue, excluding political	$57.7	$54.5	5.9%	$219.7	$203.8	7.8%
Gross political advertising revenue	$12.9	$2.2	486.4%	$26.7	$4.4	506.8%
Total gross advertising revenue	$70.6	$56.7	24.5%	$246.4	$208.2	18.3%
Total net revenue (1)	$70.5	$59.0	19.5%	$245.7	$214.3	14.7%
Station direct operating expenses, SG&A expenses and cash program payments	$34.3	$33.5	2.4%	$129.7	$125.2	3.6%
Broadcast cash flow (2)	$29.6	$20.3	45.8%	$95.2	$70.8	34.5%
Corporate expenses	$4.1	$4.4	(6.8)%	$10.9	$12.6	(13.5)%
Adjusted EBITDA (2)	$25.5	$15.8	61.4%	$84.2	$58.2	44.7%
Net income (loss) attributable to common shareholders (3)	$0.7	$(24.4)	102.9%	$(20.5)	$(87.1)	76.5%
Diluted net income (loss) per share attributable to common shareholders	$0.03	$(1.29)	102.3%	$(0.72)	$(5.59)	87.1%
Weighted basic and diluted shares outstanding	28.4	19.0		28.4	15.6
Free cash flow (2)	$12.1	$(25.1)	148.2%	$31.2	$(16.1)	293.8%

(1)	Total net revenue is the sum of total gross advertising revenue, network compensation, trade and barter revenue, and other sources of revenue, less national rep and agency commissions.
(2)	“Broadcast cash flow”, “adjusted EBITDA” and “free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to comparable GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.
(3)	The 2003 fourth quarter net loss attributable to common shareholders includes a $5.0 million loss on the extinguishment of debt.

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 2

Summary Pro Forma Highlights

Pro forma results reflect the completed acquisitions of certain television stations as if they had occurred on January 1, 2003. The following table summarizes pro forma highlights for the three and twelve-month periods ended December 31, 2004:

Summary 2004 Pro Forma Highlights: (1)

(dollars in millions)

	Three Months Ended December 31,		Change	Twelve Months Ended December 31,		Change
	2004	2003		2004	2003
Total net revenue (1)	$71.0	$62.1	14.3%	$252.3	$230.8	9.3%
Station direct operating expenses, SG&A expenses and cash program payments	$34.7	$36.7	(5.4)%	$135.5	$141.1	(4.0)%

(1)	“Pro forma” is a non-GAAP financial measure. For a more complete definition of “pro forma” and reconciliation of these results to comparable GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Fourth quarter operating results benefited from election year political advertising revenue and several acquisitions completed in 2004. Excluding political advertising revenue, our core local and national revenues continued to grow, highlighting both our sales and local content leadership as well as strengthening economies in the markets we serve.

“In 2004, we successfully integrated over twenty television stations into Nexstar’s operating model, more than doubling the size of our portfolio. Completing the successful integration of so many new stations in such a short period of time was a significant accomplishment for our team in 2004. Our focus on achieving cost reductions contributed to an 4.0% decline in pro forma station direct operating expenses, selling, general and administrative expenses and cash program payments during the year. When coupled with our revenue gains, these efficiencies helped Nexstar achieve record levels of broadcast cash flow, EBITDA and free cash flow in 2004.

“2005 will be a period of focused execution for Nexstar Broadcasting Group. We will concentrate our time and resources on operating our existing station group. We believe our integration success in 2004 places us in a good position to capitalize on the improving economy and continue growing our core business, exclusive of political revenue. We are also well positioned to build on our cost containment efforts from 2004 and capture any remaining expense savings from our recently acquired stations.

“At the corporate level, we are pursuing strategies to reduce cash obligations related to our debt structure which, if successful, will result in free cash flow gains. We plan to use our free cash flow to pay down debt and strengthen our balance sheet in 2005. We are also pursuing opportunities to divest certain non-strategic assets, and if progress is made on this front, we anticipate using the proceeds to further reduce debt.”

Additional Expense Detail on Reported 2004 Fourth Quarter Results

Depreciation and amortization was $10.8 million in the fourth quarter of 2004, compared to $12.3 million in the fourth quarter of 2003. The decrease in depreciation and amortization expense for the fourth quarter of 2004 is primarily attributable to depreciable assets at certain stations becoming fully depreciated in the first quarter of 2004 and amortizable assets at certain stations becoming fully amortized in the third quarter of 2004.

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 3

Interest expense in the fourth quarter of 2004 was $13.3 million, compared to $25.3 million for the same period in 2003. Included in the 2003 amount are non-recurring items of $6.7 million related to call premiums and accelerated amortization on Quorum’s senior discount notes and $3.9 million related to the adoption of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”) on July 1, 2003. SFAS No.150 required the Company to account for the change in fair value of certain of its mandatory redeemable units from implementation date as an adjustment to interest expense. The decrease is partially attributed to lower interest rates on our senior credit facilities and the redemption of Nexstar’s 16% senior discount notes in January 2004.

Capital expenditures in the fourth quarter of 2004 were $3.2 million, compared to $1.8 million in the fourth quarter of 2003. Cash interest for the fourth quarter of 2004 was $10.1 million, compared to $21.9 million in the fourth quarter of 2003. Cash interest excludes non-cash interest related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 12% senior subordinated notes.

Liquidity and Cash Flow

Free cash flow for the 2004 fourth quarter rose to $12.1 million from a negative $25.1 million in the fourth quarter of 2003.

At December 31, 2004, the Company’s total debt was approximately $629.9 million and cash balances were $18.5 million. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. As defined per the credit agreement, consolidated total debt under the credit facilities of $521.7 million at December 31, 2004, net of cash on hand, resulted in a leverage ratio as defined per the credit agreement of 5.9x, compared to a permitted leverage covenant of 6.5x. Covenants under the credit facilities exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $90.7 million, as of December 31, 2004.

12% Senior Subordinated Notes Redemption

On March 2, 2005, Nexstar Broadcasting Group called for redemption of all $160 million in aggregate principal amount of Nexstar Broadcasting, Inc.’s outstanding 12% Senior Subordinated Notes due April 1, 2008. Nexstar Broadcasting is a subsidiary of Nexstar Broadcasting Group. The redemption price is $1,060 per $1,000 principal amount, plus accrued and unpaid interest to the scheduled redemption date, which is April 1, 2005. The Company intends to fund the redemption of the Notes from committed financing sources.

Completed Acquisitions

On November 30, 2004, Nexstar completed its acquisition of KLST-TV, the CBS affiliate in San Angelo, Texas. Nexstar had been operating KLST under a Time Brokerage Agreement (TBA) effective June 1, 2004. Operations under that TBA terminated on November 30, 2004.

On January 4, 2005, Mission Broadcasting closed its acquisition of WTVO-TV, the ABC affiliate in Rockford, Illinois. Nexstar entered into local service agreements with Mission for WTVO and began providing services to the station through its owned and operated station, WQRF-TV, on November 1, 2004.

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 4

On January 7, 2005, Nexstar closed on its acquisition of KFTA/KNWA, the NBC affiliate in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas. Nexstar had been operating KFTA/KNWA under a TBA effective October 16, 2003. Operations under that TBA terminated on January 7, 2005.

Summary 2005 First-Quarter Outlook

Nexstar issued the following outlook for the three-month period ending March 31, 2005:

Reported 2005 First Quarter Estimates

(in millions)

	Three Months Ended March 31,		Approximate Change
	2005 – Est.	2004 – Actual
Gross local and national advertising revenue, excluding political	$50.0 – 51.0	$49.9	0.2 – 2.2%
Gross political advertising revenue	$0.1 – 0.2	$3.4	(97.1) – (94.1)%
Total gross advertising revenue	$50.1 – 51.2	$53.3	(6.0) – (3.9)%
Total net revenue	$51.5 – 52.5	$54.2	(5.0) – (3.1)%
Station direct operating expenses, SG&A expenses and cash program payments	$32.3 – 32.8	$31.5	2.5 – 4.1%

The Company’s financial outlook for the first quarter ending March 31, 2005 assumes there will be no new acquisitions or local service agreements entered into during the period. The outlook also assumes no debt restructuring costs will be reported during the period. The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Fourth-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800-310-1961; no access code is needed. A replay of the call will be available through March 11, 2005 by dialing 888-203-1112, (719-457-0820 for International callers), and entering access code 4771667.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights (excluding barter) plus other non-recurring items minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation and amortization of intangible assets and broadcast rights (excluding barter), less payments for broadcast rights, cash interest expense, capital expenditures and net cash taxes.

Pro forma results reflect the completed acquisitions of certain television stations as if they had occurred on January 1, 2003. Pro Forma results for the three months ended December 31, 2004 and 2003 include Nexstar’s acquisition of KFTA/KNWA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003, and KLST in San Angelo, TX, which

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 5

Nexstar began operating under a TBA in June 2004. These periods also include the acquisition of WUTR in Utica, NY by Mission Broadcasting, Inc., Nexstar’s broadcasting associate, which Mission completed in April 2004, as well as Mission’s acquisition of WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003, and WTVO in Rockford, IL, which Nexstar began providing services to in November 2004. Pro forma results for the year ended December 31, 2004 and 2003 include the stations mentioned above, as well as KARK in Little Rock, AR and WDHN in Dothan, AL, both of which Nexstar began operating under a TBA in February 2003.

Broadcast cash flow, adjusted EBITDA, free cash flow and Pro Forma results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 46 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. The Company’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

Market Rank(1)	Market	Station	Affiliation	Status (2)
8	Washington, DC/Hagerstown, MD (3)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KSFX(4)	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KFTA(5)/ KNWA(5)	NBC	O&O(6)
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF WTVO	Fox ABC	O&O LSA(7)
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA

Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 6

Market Rank(1)	Market	Station	Affiliation	Status (2)
143	Wichita Falls, TX- Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
148	Terre Haute, IN	WTWO WBAK	NBC Fox	O&O LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KSAN KLST	NBC CBS	LSA O&O
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	Market rank refers to ranking the size of the Designated Market Area (“DMA”), in which the station is located in relation to other DMAs. Source: Investing in Television Market Report 2004 3rd Edition, as published by BIA Financial Network, Inc.
(2)	O&O refers to stations that Nexstar owns and operates. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(3)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(4)	Effective January 17, 2005, KDEB changed its call letters to KSFX.
(5)	Effective August 13, 2004, KPOM changed its call letters to KFTA and KFAA changed its call letters to KNWA.
(6)	Acquisition was consummated on January 7, 2005.
(7)	Acquisition by Mission was consummated on January 4, 2005.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

G. Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 7

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenue (excluding trade and barter)	$74,030	$60,246	$259,664	$222,427
Less: commissions	(10,184)	(7,813)	(35,005)	(28,884)

Net broadcast revenue (excluding trade and barter)	63,846	52,433	224,659	193,543
Trade and barter revenue	6,617	6,591	21,081	20,789

Total net revenue	70,463	59,024	245,740	214,332

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	15,103	14,158	58,426	54,310
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	16,554	15,291	60,725	57,385
Merger related expenses	—	11,754	456	11,754
IPO related expenses	—	4,058	—	4,058
Time brokerage agreement expenses	143	150	653	389
Trade and barter expense	6,587	6,445	20,965	20,576
Corporate expenses	4,080	4,377	10,941	12,607
Amortization of broadcast rights, excluding barter	2,627	3,599	11,458	11,816
Amortization of intangible assets	6,266	7,226	26,463	24,934
Depreciation	4,511	5,115	17,949	20,467

Total operating expenses	55,871	72,173	208,036	218,296

Income (loss) from operations	14,592	(13,149)	37,704	(3,964)
Interest expense, including amortization of debt financing costs	(13,260)	(25,293)	(52,265)	(68,342)
Loss on extinguishment of debt	—	(4,953)	(8,704)	(10,767)
Interest income	51	135	113	606
Other income, net	363	1,013	4,931	3,860

Income (loss) before income taxes	1,746	(42,247)	(18,221)	(78,607)
Income tax benefit (expense)	(1,548)	17,344	(4,385)	14,920

Income (loss) before cumulative effect of change in accounting principle and minority interest in consolidated entity	198	(24,903)	(20,606)	(63,687)
Cumulative effect of change in accounting principle, net of tax	—	—	—	(8,898)
Minority interest in consolidated entity	543	523	2,106	786

Net income (loss)	$741	$(24,380)	$(20,500)	$(71,799)
Accretion of preferred interests	—	—	—	(15,319)

Net income (loss) attributable to common shareholders	$741	$(24,380)	$(20,500)	$(87,118)

Basic and diluted net income (loss) per share:
Net income (loss) attributable to common shareholders	$0.03	$(1.29)	$(0.72)	$(5.59)
Weighted average number of shares outstanding:
Basic and diluted	28,363	18,971	28,363	15,576

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 8

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Income (loss) from operations	$14,592	$(13,149)	$37,704	$(3,964)
Add:
Depreciation	4,511	5,115	17,949	20,467
Amortization of intangible assets	6,266	7,226	26,463	24,934
Amortization of broadcast rights, excluding barter	2,627	3,599	11,458	11,816
Merger and related expenses	—	11,754	456	11,754
IPO related expenses	—	4,058	—	4,058
Time brokerage agreement expenses	143	150	653	389
Corporate expenses	4,080	4,377	10,941	12,607
Program buyouts	—	1,152	55	1,152

Less:
Payments for broadcast rights	2,622	4,122	10,520	12,395

Broadcast cash flow	$29,597	$20,160	$95,159	$70,818

Less:
Corporate expenses	4,080	4,377	10,941	12,607

Adjusted EBITDA	$25,517	$15,783	$84,218	$58,211

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Income (loss) from operations	$14,592	$(13,149)	$37,704	$(3,964)
Add:
Depreciation	4,511	5,115	17,949	20,467
Amortization of intangible assets	6,266	7,226	26,463	24,934
Amortization of broadcast rights, excluding barter	2,627	3,599	11,458	11,816

Less:
Payments for broadcast rights	2,622	4,122	10,520	12,395
Cash interest expense	10,085	21,907	40,482	46,437
Capital expenditures	3,182	1,786	10,552	10,311
Cash taxes, net of refunds	16	27	818	210

Free Cash Flow	$12,091	$(25,051)	$31,202	$(16,100)

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Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 9

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and Pro Forma Results (unaudited)

(dollars in thousands)

	Q1 2003 GAAP	Adjustments	Q1 2003 Pro Forma	Q2 2003 GAAP	Adjustments	Q2 2003 Pro Forma
Revenue

Local	$30,041	$3,810	$33,851	$35,690	$2,981	$38,671
National	14,435	1,776	16,211	17,464	1,606	19,070
Political	257	15	272	1,533	44	1,577
Network Compensation	2,088	233	2,321	2,169	225	2,394
Other	1,480	61	1,541	1,636	53	1,689

Gross Revenue	48,301	5,895	54,196	58,492	4,909	63,401

National Rep and Agency Commissions	6,207	869	7,076	7,653	738	8,391

Net Broadcast Revenue	42,094	5,026	47,120	50,839	4,171	55,010
Trade and Barter Revenue	5,160	176	5,336	4,346	63	4,409

Total Net Revenue	47,254	5,202	52,456	55,185	4,234	59,419

Station Direct Operating expenses, net of trade	12,840	2,487	15,327	13,184	1,868	15,052
Selling, General and Administrative expenses	12,921	2,648	15,569	14,878	2,105	16,983
Corporate Overhead	2,255	—	2,255	2,471	—	2,471
Merger related expenses	—	—	—	—	—	—
IPO related expenses	—	—	—	—	—	—
Trade and barter expense	5,200	151	5,351	4,136	71	4,207
Depreciation and amortization	10,756	349	11,105	10,602	251	10,853
Amortization of Broadcast rights, excluding barter	2,706	163	2,869	2,655	163	2,818

Total operating expenses	46,678	5,798	52,476	47,926	4,458	52,384

Income (loss) from operations	576	(596)	(20)	7,259	(224)	7,035

Supplemental information:
Broadcast film payments	2,849	163	3,012	2,648	163	2,811
Overhead related to Quorum	1,106	—	1,106	1,093	—	1,093
Program buyouts	—	—	—	—	—	—

	Q3 2003 GAAP	Adjustments	Q3 2003 Pro Forma	Q4 2003 GAAP	Adjustments	Q4 2003 Pro Forma
Revenue

Local	$34,103	$2,801	$36,904	$37,861	$2,287	$40,148
National	16,471	1,296	17,767	16,586	925	17,511
Political	1,045	79	1,124	2,236	57	2,293
Network Compensation	2,143	222	2,365	1,929	199	2,128
Other	1,626	51	1,677	1,633	65	1,698

Gross Revenue	55,388	4,449	59,837	60,245	3,533	63,778

National Rep and Agency Commissions	7,211	669	7,881	7,812	482	8,294

Net Broadcast Revenue	48,177	3,780	51,956	52,433	3,051	55,484
Trade and Barter Revenue	4,692	109	4,802	6,591	74	6,665

Total Net Revenue	52,869	3,889	56,758	59,024	3,125	62,149

Station Direct Operating expenses, net of trade	14,128	1,916	16,044	14,158	1,311	15,469
Selling, General and Administrative expenses	14,534	2,097	16,630	15,435	1,509	16,944
Corporate Overhead	3,506	—	3,508	4,377	—	4,377
Merger related expenses	—	—	—	11,754	—	11,754
IPO related expenses	—	—	—	4,058	—	4,058
Trade and barter expense	4,795	92	4,886	6,445	72	6,517
Depreciation and amortization	11,702	245	11,947	12,341	183	12,524
Amortization of Broadcast rights, excluding barter	2,854	169	3,020	3,605	183	3,788

Total operating expenses	51,519	4,519	56,035	72,173	3,258	75,431

Income (loss) from operations	1,350	(630)	723	(13,149)	(133)	(13,282)

Supplemental information:
Broadcast film payments	2,776	169	2,943	4,123	183	4,306
Overhead related to Quorum	1,780	—	1,780	1,680	—	1,680
Program buyouts	—	—	—	1,152	—	1,152

- tables follow -

Nexstar Broadcasting Group Q4 2004 Results, 3/4/05	page 10

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and ProForma Results (unaudited)

(dollars in thousands)

	Q1 2004 GAAP	Adjustments	Q1 2004 Pro Forma	Q2 2004 GAAP	Adjustments	Q2 2004 Pro Forma
Revenue

Local	$33,849	$1,737	$35,586	$39,066	$1,572	$40,638
National	16,075	724	16,799	18,485	583	19,068
Political	3,383	187	3,570	4,293	6	4,299
Network Compensation	2,078	209	2,287	2,151	189	2,340
Other	1,042	64	1,106	1,264	54	1,318

Gross Revenue	56,427	2,921	59,348	65,259	2,404	67,663

National Rep and Agency Commissions	7,459	420	7,879	8,791	339	9,130

Net Broadcast Revenue	48,968	2,501	51,469	56,468	2,065	58,533
Trade and Barter Revenue	5,268	55	5,323	4,688	28	4,716

Total Net Revenue	54,236	2,556	56,792	61,156	2,093	63,249

Station Direct Operating expenses, net of trade	14,307	1,109	15,416	14,184	767	14,951
Selling, General and Administrative expenses	14,458	1,151	15,609	14,592	831	15,423
Corporate Overhead	2,036	—	2,036	2,205	—	2,205
Merger and time brokerage agreement expenses	681	—	681	128	—	128
Trade and barter expense	5,049	66	5,115	4,522	28	4,550
Depreciation and amortization	12,043	273	12,316	11,177	200	11,377
Amortization of Broadcast rights, excluding barter	3,003	185	3,188	2,656	113	2,769

Total operating expenses	51,577	2,784	54,361	49,464	1,939	51,403

Income (loss) from operations	2,659	(228)	2,431	11,692	154	11,846

Supplemental information:
Broadcast film payments	2,782	185	2,967	2,649	113	2,762

	Q3 2004 GAAP	Adjustments	Q3 2004 Pro Forma	Q4 2004 GAAP	Adjustments	Q4 2004 Pro Forma
Revenue

Local	$36,876	$1,089	$37,965	$39,856	$415	$40,271
National	17,627	267	17,894	17,855	106	17,961
Political	6,052	27	6,079	12,938	48	12,986
Network Compensation	2,181	186	2,366	2,098	37	2,135
Other	1,212	19	1,232	1,283	7	1,290

Gross Revenue	63,948	1,588	65,536	74,030	613	74,643

National Rep and Agency Commissions	8,571	215	8,786	10,184	87	10,271

Net Broadcast Revenue	55,377	1,373	56,750	63,846	526	64,372
Trade and Barter Revenue	4,507	13	4,520	6,617	5	6,622

Total Net Revenue	59,884	1,386	61,270	70,463	531	70,994

Station Direct Operating expenses, net of trade	14,832	563	15,395	15,103	205	15,308
Selling, General and Administrative expenses	15,121	593	15,714	16,554	217	16,771
Corporate Overhead	2,620	—	2,620	4,080	—	4,080
Time brokerage agreement expenses	157	—	157	143	—	143
Trade and barter expense	4,807	16	4,823	6,587	3	6,590
Depreciation and amortization	10,415	146	10,561	10,777	58	10,835
Amortization of Broadcast rights, excluding barter	3,172	69	3,241	2,627	21	2,648

Total operating expenses	51,124	1,387	52,511	55,871	504	56,375

Income (loss) from operations	8,760	(1)	8,759	14,592	27	14,619

Supplemental information:
Broadcast film payments	2,467	69	2,536	2,622	20	2,642

Note: Adjustments reflect amounts contributed by certain stations prior to Nexstar or Mission Broadcasting commencing operation under a local service agreement (or closing of acquisition), as if Nexstar or Mission had been operating those stations since January 1, 2003. Those stations include KARK in Little Rock, AR and WDHN in Dothan, AL, both of which Nexstar began operating under a TBA in February 2003; WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003; KFTA/KNWA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003; KLST, which Nexstar began operating under a TBA in June 2004; WUTR, which Mission began operating on April 1, 2004; and, WTVO in Rockford, IL, which Mission began operating under a TBA in November 2004.

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